CONSULTING AGREEMENT



This Consulting Agreement (the "Agreement") is entered into

as of March 10, 2000, between eConnect, a Nevada corporation, the

Common Stock of which is registered under Section 12(g) of the

Securities Exchange Act of 1934 and currently quoted on the

Electronic Bulletin Board operated by the National Association of

Securities Dealers, Inc. (the "Company"), and Ryan Kavanaugh, an

individual residing in the State of California ("Consultant").



WHEREAS, the Company believes that, in order to achieve the

principal business objectives (the "Business Objectives") that have been set by its Board of Directors (the "Board"), it will need external advice and consultative assistance in the areas of strategic planning and business plan development and

implementation of the sort provided by business consultants and financial advisors; and



WHEREAS, Consultant has experience in providing financial

advisory and business consulting services to companies seeking such services; and



WHEREAS, Consultant is willing to provide to the Company

financial advisory and business consulting services on the terms and conditions set forth in this Agreement; and



WHEREAS, the Company desires that Consultant provide to the

Company such financial advisory and business consulting services as are reasonably requested by the Company consistently with the terms and conditions of this Agreement.



In consideration of the mutual covenants and agreements set forth below, the parties hereby agree as follows:



1.  Term.  The Company hereby retains Consultant as an

independent consultant, with the duties particularized in Section

2 hereof and subject to the other terms and conditions

particularized herein, and Consultant hereby agrees to act as such for the Company, for a period of one (1) year commencing on the date hereof, unless further extended by mutual agreement of the parties hereto (the "Term").



2.  Duties.  During the Term, Consultant shall, on a non-

exclusive and part-time basis, in no event to exceed (without

Consultant's consent) a maximum of 10 hours per week and 40 hours per month, render such business consulting and financial advisory services to the Company as are requested by the Company and

reasonably related to the Company's attempt to achieve the

Business Objectives (the "Services"). The parties agree that the

Services shall expressly include (i) arranging for Peters

Entertainment, the film production company owned by Jon Peters,

to enter, on or before April 1, 2000, into a computer services contract providing for short-term revenue to the Company in an amount not less that $500,000, and (ii) procuring the services of

Michael Sitrick to assist the Company in its public relations function. The Company understands and hereby expressly

acknowledges that the Services to be provided to the Company by

Consultant pursuant to the terms hereof shall be on a part-time basis only, as the bulk of Consultant's time is and will be

devoted to other clients of Consultant, including, without

limitation, clients for whom Consultant provides financial

advisory and business consulting services similar to the

Services. The Company understands and hereby expressly

acknowledges that Consultant is not registered as a broker-dealer with the Securities and Exchange Commission ("SEC") or any state securities regulatory body; accordingly, notwithstanding any other provisions of this Agreement, Consultant shall not be

required hereunder to perform any action hereunder that would involve the raising of capital or otherwise constitute "effecting transactions in securities" as that (or any similar) phrase is construed by the SEC or any applicable state securities

regulatory body.



3.  Consideration to Consultant.  The Company hereby agrees

to issue to Consultant, and Consultant hereby agrees to accept as payment in full for past services rendered by Consultant to the

Company and the Services to be rendered by Consultant pursuant to the terms hereof, (i) 300,000 shares of the Company's Common

Stock, par value $0.01 per share (the "Common Stock"), covered by a currently effective registration statement of the Company under the Securities Act of 1933, as amended (the "Act"), on Form SB-2,

SEC File No. __________ (the "SB-2 Grant Shares"), (ii) an

additional 700,000 shares of the Common Stock covered by a

registration statement of the Company under the Act on Form S-8

(the "S-8 Registration Statement") to be prepared by the Company at its expense and filed by the Company with the SEC via EDGAR not later than 10:00 a.m. (Los Angeles time) on Tuesday, March

14, 2000 (the "S-8 Grant Shares"), and (iii) warrants (the

"Warrants") representing the right to purchase a maximum of 2.0 million shares (the "Warrant Shares") of the Common Stock at a warrant exercise price of $1.50 per share (the "Exercise Price").

The Warrants shall be evidenced by one or more Warrant

Certificates in the form of Exhibit A attached hereto (the

"Warrant Certificates"), and contain such other terms and

conditions as are set forth in said Warrant Certificates. The

Company hereby agrees to deliver to Consultant, on or before

March 14,2000, the Warrant Certificates, registered in the name of Consultant or its designee, and duly executed by the Company,

as well as evidence reasonably satisfactory to Consultant that the issuance of the Warrants, as evidenced by the Warrant

Certificates, has been properly authorized by the Board. The

Company covenants (i) that all of the Warrant Shares shall be included in the S-8 Registration Statement as filed with the SEC,

and (ii) that the S-8 Registration Statement shall be kept

effective until such time as all of the Warrant Shares have been issued to Consultant or (if earlier) the date that the Warrants expire in accordance with their terms. The Company hereby further agrees to exert its best efforts to cause as expeditiously as is practicable, but in no event by later than 10:30 a.m. (Los

Angeles time) on March 14, 2000, all of the SB-2 Grant Shares and all of the S-8 Grant Shares to be certificated and credited by the Depository Trust Company ("DTC") to the securities brokerage account of Consultant specified by Consultant (the "Account") in written instructions previously delivered by Consultant to the

Company's outside counsel (the "Company's Attorneys").



4.  Expenses.  The Company hereby agrees to reimburse Consultant for any reasonable costs or expenses, including but not limited to travel expenses, incurred by Consultant in the course of

performing Services pursuant to this Agreement or otherwise at the direction of the Company.



5.  Independent Contractor Relationship: Duty of Cooperation.

It is understood and agreed that Consultant's relationship to the

Company is that of an independent contractor and that neither this Agreement nor the Services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create any employer-employee or joint venture relationship. The Company agrees to cooperate fully with Consultant in order to allow

Consultant to discharge efficiently his obligations to provide the Services to the Company hereunder.



6.  Capitalization of the Company.  The Company hereby

represents and warrants to Consultant that, as of the date

hereof, the issued and outstanding securities of the Company consist of __________shares of the Common Stock, counting for this purpose all of the underlying shares of the Common Stock covered by all options, warrants and other rights to purchase such shares issued by the Company and outstanding as of the date hereof (exclusive of the SB-2 Grant Shares, the S-8 Grant Shares and the Warrant Shares). The Company has not issued any options,

warrants or other rights to purchase capital stock of the

Company, other than the Common Stock.  As of the date hereof,

except as disclosed on Schedule I attached hereto, the Company has no concrete or tentative plans to issue any additional shares of capital stock during the Term, other than the SB-2 Grant

Shares, the S-8 Grant Shares, the Warrant Shares and shares

issuable upon the exercise of presently outstanding options,

warrants and other rights to purchase shares of the Common Stock,

and has no intention to issue at any time in the future shares of the Common Stock or any of its capital stock at a price per share less than the Exercise Price.



7.  Miscellaneous.



(a)  Any and all notices and other communications hereunder

shall be in writing and shall be deemed to have been duly given when delivered personally or forty-eight (48) hours after being mailed, certified or registered mail, returned receipt requested,

postage pre-paid, to Consultant's or the Company's address shown below. The Company and Consultant may change their respective addresses for the purposes of notice at any time by the giving of notices pursuant to this subparagraph.



Company:            eConnect

                    2500 Via Cabrillo Marina Suite 112

                    San Pedro, CA 90731

                    Attn: Mr. Thomas Hughes



Consultant:         Ryan Kavanaugh

                    c/o Miller & Holguin

                    1801 Century Park East, 7th Floor

                    Los Angeles, CA 90067

                    Attn: Brian A. Sullivan, Esq.



(b)  Time is of the essence of this Agreement with respect

to each and every provision of this Agreement as to which time is a factor.



(c)  No change in, modification of, or addition, amendment

or supplement of, this Agreement shall be valid unless set forth in writing and signed and dated by both parties subsequent to the execution of this Agreement.



(d)  The Company and Consultant, without the necessity of any further consideration, agree to execute and deliver such other documents and take such other actions as may be necessary or desirable to consummate more effectively the purposes and subject matter of this Agreement.



(e)  The existence, validity , construction and operational

effect of this Agreement and the rights and obligations of the

Company and Consultant hereunder shall be determined in

accordance with the laws of the State of California; provided,

however, that any provision of this Agreement which may be

prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement. Any litigation concerning or to enforce the provisions of this Agreement shall be brought at the election of the Company or Consultant in the courts of Los

Angeles, California.



(f)  In the event of any controversy, claim, or dispute between the Company and Consultant arising out of or relating to this

Agreement, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, including, but not by way of limitation, attorneys' fees and accountants' fees.



(g)  The covenants, agreements, representations, warranties,

terms and conditions contained in this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and Consultant; provided, however, that Consultant may not assign or transfer Consultant's duties to provide the

Services hereunder except upon the written consent of the Company in its sole and absolute discretion.



(h)  This Agreement constitutes the entire agreement between the parties as to the subject matter hereof and supersedes and

terminates as of this date any prior agreements, whether written or oral, between the parties with respect thereto. No provision of this Agreement shall be waived except in writing signed by the party against whom such waiver is asserted. Any such waiver shall be limited to the particular instance, and waiver of a provision in one instance shall not prevent a party thereafter from

enforcing each and every other provision of this Agreement.



(i)  The section headings used in this Agreement are intended solely for convenience of reference, and shall not in any way or manner amplify, limit, or modify, or otherwise be used in the interpretation of, any of the provisions of this Agreement, and the masculine, feminine, or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.



(j)  The Company hereby covenants to deliver to Consultant, not later than 11:00 a.m. (Los Angeles time) on March 14, 2000, a letter from the Company's Attorneys, addressed to Consultant,

advising that (i) the SB-2 Grant Shares have been issued to

Consultant pursuant to proper authorization by the Board under a then effective registration statement on Form SB-2 under the Act,

(ii) the S-8 Grant Shares have been issued to Consultant pursuant to proper authorization by the Board under a then effective

registration statement on Form S-8 under the Act, (iii) all of the Warrant Shares are covered by the registration statement adverted to in clause (ii), and (iv) all of the SB-2 Grant Shares and all of the S-8 Grant Shares have been credited by DTC to the

Account.



eCONNECT



By: /s/  Thomas Hughes

Name: Thomas Hughes

Title: Chief Executive Officer





RYAN KAVANAUGH





/s/  Ryan Kavanaugh

Ryan Kavanaugh